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                     SECURITIES  AND  EXCHANGE  COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)  August 3, 1999



                           MELLON  BANK  CORPORATION
               (Exact name of registrant as specified in charter)


        Pennsylvania                   1-7410                25-1233834
(State or other jurisdiction        (Commission           (I.R.S. Employer
      of incorporation)             File Number)         Identification No.)


                             One Mellon Bank Center
                                500 Grant Street
                            Pittsburgh, Pennsylvania               15258
                     (Address of principal executive offices)    (Zip code)



      Registrant's telephone number, including area code - (412) 234-5000
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ITEM 5.  OTHER EVENTS


         On August 3, 1999, Mellon Bank Corporation ("Mellon") entered into an agreement with Chase Mortgage Company, a subsidiary of The Chase Manhattan Corporation, providing for the sale of the residential mortgage business of Mellon Bank, N.A. The sale includes a $55 billion servicing portfolio with 630,000 customers, warehouse loans and other assets. Terms of the transaction were not disclosed. The sale is subject to regulatory approvals and is expected to close by the end of the third quarter.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MELLON BANK CORPORATION



Date:  August 4, 1999         By:  /s/ STEVEN G. ELLIOTT
                                  Steven G. Elliott
                                  Senior Vice Chairman and Chief
                                  Financial Officer